UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 28, 2022

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On November 28, 2022, Lifted Liquids, Inc. doing business as Lifted Made, a wholly owned subsidiary of LFTD Partners Inc. (the “Company”), entered into a Lease Agreement (the “Lease”) with LADI Investments LLC, (the “Landlord”) for commercial space (the “Leased Premises”) located at 5732 95th Avenue, Suite 200 and 300, Kenosha, WI 53144 (the “Property”). The Leased Premises are expected to be used to expand the Company’s gummy manufacturing operations.

The term of the Lease will commence on February 1, 2023 (the “Commencement Date”). The initial term of the Lease will extend approximately five years (sixty-one months) from the Commencement Date and end February 29, 2028, unless extended or earlier terminated in accordance with the Lease. While extensions are not prohibited, Lifted Made does not have the right to unilaterally elect to extend the term of the Lease for an additional term.

Under the terms of the Lease, Lifted Made will lease approximately 4,657 square feet. Lifted Made will not pay any base square foot charge during February 2023. During the next twelve months, Lifted Made will pay a base square foot charge of $0.73 per square foot per annum, with a 4% increase in rent each twelve months thereafter during the term as set out in the table titled “Rent Schedule” below.

Rent Schedule

Date	Base Monthly Rent
February 1, 2023 – February 28, 2023	$0.00
March 1, 2023 – February 29, 2024	$3,395.73
March 1, 2024 – February 28, 2025	$3,531.56
March 1, 2025 – February 28, 2026	$3,672.82
March 1, 2026 – February 28, 2027	$3,819.73
March 1, 2027 – February 29, 2028	$3,972.52

The Lease requires that Lifted Made pay $5,188.67 as a security deposit which has not yet been paid. Lifted Made will also be responsible for paying its proportionate share of real estate taxes and other operating costs which are estimated to be at least $21,515 per year, or $1,792.95 per month.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.72.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.72	Lease Agreement

Exhibit 99.1	Press Release Dated November 29, 2022

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  November 29, 2022